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                                                                    EXHIBIT 23.1



CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in this registration statement on Form S-1 (Registration Statement Nos. 333-56095 and 333-56095-01) of our report dated February 13, 1998, except for Note 24, as to which the date is March 23, 1998, on our audits of the consolidated financial statements of American Bancshares, Inc. We also consent to the reference to our firm under the caption "Experts."



/s/ COOPERS & LYBRAND L.L.P.





Tampa, Florida
June 18, 1998